UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2005

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2005 4Kids Entertainment, Inc. (“4Kids” or the “Company”) entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides, among other things, that the Company will indemnify the applicable director or executive officer against all expenses, liabilities, damages, judgments, payments, fines and penalties incurred by the director or executive officer that are related to acts, omissions, events or occurrences that arise from or are related to the fact that the director or executive officer is or was a director, officer, employee, agent, fiduciary or otherwise serving in another capacity at the Company’s request. Each indemnification agreement also provides for the advancement of reasonable expenses incurred by the director or executive officer in connection with any claim covered by the indemnification agreement. The indemnification agreement provides that the director or executive officer will be required to repay the advanced expenses under certain circumstances. The indemnification agreements replace the existing indemnification agreements between the Company and certain of its directors. The foregoing description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement which is attached as Exhibit 99.1 hereto and which is incorporated by reference herein.

On November 9, 2005, 4Kids entered into a letter agreement with Randy O. Rissman in connection with his appointment to 4Kids’ board of directors (the “Board of Directors”) pursuant to which Mr. Rissman has agreed, among other things, to refrain from acquiring more than five percent of 4Kids’ common stock, proposing any merger or business combination with 4Kids or otherwise seeking to obtain control over 4Kids or the Board of Directors without the prior written consent of the Board of Directors for a period of five years. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is attached as Exhibit 99.2 hereto and which is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors or Principal Officers

On November 9, 2005, Joseph P. Garrity, the Company’s Executive Vice President and Chief Financial Officer informed the Board of Directors of his decision to retire effective November 30, 2005. Also on November 9, 2005, the Company issued a press release (the “Press Release”) announcing Mr. Garrity’s decision to retire, a copy of which is attached as Exhibit 99.3 hereto and which is incorporated by reference herein.

(c) Election of Directors; Appointment of Principal Officers

On November 9, 2005, the Board of Directors appointed Mr. Bruce R. Foster as Executive Vice President and Chief Financial Officer of the Company effective as of December 1, 2005. Mr. Foster, 45, has been 4Kids’ Senior Vice President of Finance since joining 4Kids in August 2002. For more than four years prior to such time, Mr. Foster was with Deloitte & Touche LLP, most recently as an Audit Director. Mr. Foster’s appointment was announced by 4Kids in the Press Release, which is incorporated by reference herein. 4Kids is currently negotiating the terms of an employment agreement with Mr. Foster.

On November 9, 2005, the Board of Directors appointed Mr. Rissman to the Board of Directors. Mr. Rissman has been named to the Audit Committee of the Board of Directors. On November 16, 2005, 4Kids issued a press release announcing Mr. Rissman’s appointment, a copy of which is attached as Exhibit 99.4 hereto and which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

         (c) Exhibits

Exhibit	Description

99.1	Form of Indemnification Agreement between 4Kids Entertainment, Inc. and each of its Directors and Executive Officers

99.2	Letter Agreement, dated November 9, 2005, between 4Kids Entertainment, Inc. and Randy Rissman.

99.3	Press release issued by 4Kids Entertainment, Inc. dated November 9, 2005.

99.4	Press release issued by 4Kids Entertainment, Inc. dated November 16, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 16, 2005

4KIDS ENTERTAINMENT, INC. BY: /s/ Joseph P. Garrity Joseph P. Garrity Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Form of Indemnification Agreement between 4Kids Entertainment, Inc. and each of its Directors and Executive Officers

99.2	Letter Agreement, dated November 9, 2005, between 4Kids Entertainment, Inc. and Randy Rissman.

99.3	Press release issued by 4Kids Entertainment, Inc. dated November 9, 2005.

99.4	Press release issued by 4Kids Entertainment, Inc. dated November 16, 2005.